UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 15, 2023

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	92-3978051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Marina Del Rey, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Common Stock share at an exercise price of $11.50 per share	SST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On August 15, 2023, the Board of Directors (the “Board”) of System, Inc. (the “Company”) appointed Taryn Naidu to serve as a Class I director and Tanmay Kumar to serve as a Class III director of the Board. Mr. Naidu was also appointed to serve on both the Audit and Compensation Committees of the Board. As a Class I director, Mr. Naidu will be up for re-election at the Company’s annual meeting of stockholders to be held in 2026. As a Class III director, Mr. Kumar will be up for re-election at the Company’s annual meeting of stockholders to be held in 2025. Both Messrs. Naidu and Kumar will receive compensation in accordance with the Company’s compensation arrangements for non-management directors, which amounts shall be pro-rated for compensation amounts payable through the Company’s annual meetings of stockholders to be held in 2024.

Mr. Naidu brings more than 20 years of entrepreneurial and executive experience across multiple technology-based industries serving as both CEO and COO. Mr. Naidu currently serves as a Partner & Executive Officer at Arrington Capital, which he has served since 2023. Prior to Arrington Capital, Mr. Naidu served as the COO at Rigetti Computing from 2019 to 2022, where he was instrumental in the business operations as well as leading multiple financing rounds for the company, including its public offering through a deSPAC merger. Prior to Rigetti Computing, Mr. Naidu was the CEO and a member of the Board of Directors of Rightside Group Ltd. upon its business separation from Leaf Group Ltd. in 2014, where he led one of the leading domain services companies until its sale to Identity Digital in 2017. Mr. Naidu received a B.Sc. in computer science from the University of Regina.

Mr. Kumar has over 12 years of investment and financial experience, and is currently an investment professional and Partner at Bridgeport Partners. Prior to Bridgeport Partners, Mr. Kumar was a Principal on the investment team at Motive Partners. Prior to Motive Partners, Mr. Kumar was an investment professional at Wafra, Inc., in the Alternative Investments Division. Prior to Wafra, Mr. Kumar was an investment professional at Phillips Academy Andover in the school’s Investment Office. Mr. Kumar serves as an advisor to Jiko Group, Inc., a technology company that owns and operates an OCC-chartered national bank and a registered broker-dealer. Mr. Kumar received a bachelor of arts in economics from New York University and is a CFA charterholder.

There are no arrangements between either Messrs. Naidu and Kumar and any other person pursuant to which either Mr. Naidu or Mr. Kumar were selected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which either Messrs. Naidu and Kumar have a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Increase in Size of the Board of Directors

In connection with the appointment of Messrs. Naidu and Kumar to the Company’s Board, on August 15, 2023, the Board also voted to increase the size of the Board from nine (9) directors to ten (10) directors, with the additional director being a Class I director of the Board, with a term expiring at the Company’s annual meeting to be held in 2026.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date:	August 17, 2023	By:	/s/ Daniel J. Weinrot
		Name:	Daniel J. Weinrot
		Title:	General Counsel & Corporate Secretary

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